Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Mark D. Schwabero, Chief Executive Officer of Brunswick Corporation, certify that: (i) Brunswick Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in Brunswick Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

BRUNSWICK CORPORATION
November 1, 2017	By:	/s/ MARK D. SCHWABERO
Mark D. Schwabero
Chairman and Chief Executive Officer